UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31-70-373-2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 31, 2015, Chicago Bridge & Iron Company N.V. (“CB&I”) completed the previously announced sale to Westinghouse Electric Company LLC (“WEC”) of all of the outstanding equity interests of CB&I Stone & Webster, Inc. (the “Company”), a wholly owned subsidiary of CB&I, pursuant to the purchase agreement with WEC, dated October 27, 2015 (the “Agreement”). The Company and its subsidiaries operate the business of engineering, construction, procurement, management, design, supply, installation, start-up and testing of nuclear-fueled facilities, including the V.C. Summer project in South Carolina and the Vogtle project in Georgia (collectively, “Nuclear Projects”), as well as CB&I’s nuclear integrated services business (collectively, “Nuclear Operations”).
In connection with the Agreement and upon closing of the transaction, WEC assumed and agreed to indemnify CB&I for liabilities arising before, at or after closing related to the Nuclear Projects, subject to specified exceptions. In addition, CB&I and the owners of the V.C. Summer project, namely South Carolina Electric & Gas Company and South Carolina Public Service Authority, fully released one another and one another’s affiliates and their respective directors, officers, employees and equity holders from all claims and liabilities that they had, have or will have against one another arising out of the Nuclear Projects, and CB&I and the owners of the Vogtle project, namely Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and the City of Dalton, Georgia, the full effectiveness of which is conditioned on the consent of the Department of Energy, fully released one another and one another's affiliates and their respective directors, officers, employees and equity holders from all claims and liabilities that they had, have or will have against one another arising out of the Nuclear Projects. WEC agreed to indemnify CB&I for certain claims and obligations covered by this release with the Vogtle owners until the Department of Energy consent is received.
CB&I expects to receive cash payments from WEC of $229 million, of which $161 million is anticipated to be received upon WEC’s substantial completion of the Nuclear Projects and $68 million is anticipated to be received upon the attainment of certain milestones related to CB&I’s continued supply of discrete scopes of modules, fabricated pipe and specialty services to WEC on a subcontract basis for the Nuclear Projects. CB&I anticipates the total after-tax charge related to the Agreement and transaction to be in the previously disclosed range of approximately $1.0 billion to $1.2 billion.
The foregoing brief description is not meant to be exhaustive and is qualified in its entirety by the full text of the Agreement, which is incorporated by reference herein to Exhibit 2.1 to CB&I’s Current Report on Form 8-K filed on October 27, 2015.

Item 8.01	Other Events

On January 4, 2016, CB&I issued a press release announcing the closing of the transaction. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of CB&I at September 30, 2015 and notes thereto, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 and notes thereto, are filed as Exhibit 99.1 hereto and incorporated by reference herein.

(d)	Exhibits

99.1 – Unaudited Pro Forma Condensed Consolidated Balance Sheet of CB&I at September 30, 2015 and notes thereto, and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 and notes thereto.

99.2 – Press Release dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director

Date:	January 4, 2016	By:	/s/ Philip K. Asherman
Philip K. Asherman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1
Unaudited Pro Forma Condensed Consolidated Balance Sheet of CB&I at September 30, 2015 and notes thereto, and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 and notes thereto.

99.2	Press Release dated January 4, 2016.